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                                                                 EXHIBIT 99(C)
P
R
O
X
Y
                                   ROHR, INC.,
                                 CHULA VISTA, CA

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR SPECIAL MEETING DECEMBER 22, 1997

The undersigned hereby appoints Wallace Barnes and Richard W. Madsen, and each of them, his or her proxies with full power of substitution and authorizes them, or either of them, or their substitutes, to vote the stock of the undersigned at the Special Meeting of Shareholders of, ROHR, INC., to be held at the Westin Hotel, Orly Room, 5400 West Century Blvd., Los Angeles, California on Monday, December 22, 1997 commencing at 8:00 a.m., and at any adjournments thereof, as specified below and upon such other matters as may properly be brought before the meeting, conferring discretionary authority upon said proxies as to such other matters.


If you wish to vote in accordance with the recommendations of the Board of Directors, simply sign your name on the reverse side and return this card. If you wish to specify your choice you may do so on the reverse side. Except to the extent of any contrary direction, this proxy will be taken as authority to vote FOR the proposal.


                                                                SEE REVERSE SIDE
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[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

Proposal to approve and adopt the Agreement and Plan of Merger by and among The B.F. Goodrich Company, Midwest Acquisition Corporation and Rohr, Inc. and the transactions contemplated thereby.


FOR   AGAINST    ABSTAIN
[ ]    [  ]        [  ]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting of any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



SIGNATURE(S)                                                DATE
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